UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: December 18, 2013

American Airlines Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item7.01    Regulation FD Disclosure
On December 18, 2013, the Company issued a press release in connection with the conversion of certain shares of its Series A Convertible Preferred Stock. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Limitation on Incorporation by Reference
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number                Description

99.1	Press Release dated December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines Group Inc.

/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

Dated: December 18, 2013

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release.

Exhibit 99.1

Contact:	Sean Collins
817 967 1577
mediarelations@aa.com

FOR RELEASE: Wednesday, December 18, 2013

NOTICE TO HOLDERS OF AMERICAN AIRLINES GROUP SERIES A CONVERTIBLE PREFERRED STOCK REGARDING OPTIONAL CONVERSION CUTOFF DATE

FORT WORTH, Texas - American Airlines Group (the “Company”) today provided the following notice to Holders of its Series A Convertible Preferred Stock (NASDAQ: AALCP) (the “Convertible Preferred”) pursuant to Section 5.2 of the Certificate of Designations relating to the Convertible Preferred (the “Certificate of Designations”) (capitalized terms not otherwise defined in this notice have the meaning set forth in the Certificate of Designations):

•
As of 5 p.m. EST on Dec. 17, 2013, the Company’s Transfer Agent had received Conversion Notices seeking the Optional Conversion of an aggregate of 26,654,906 shares of Convertible Preferred into Common Stock, which exceeds the Optional Conversion Cap of 10,000,000 shares of Convertible Preferred. As a result, the Optional Conversion Cutoff Date with respect to the first Conversion Period occurred as of that date.

•	No Optional Conversion election received after 5 p.m. on the Optional Conversion Cutoff Date or during the remainder of the first Conversion Period will be given effect.

•
Holders of the 26,654,906 shares that validly elected Optional Conversion on the Optional Conversion Cutoff Date will not have their shares of Convertible Preferred converted in full. The number of each Holder’s shares will be cut back on a pro rata basis, subject to rounding, such that the aggregate number of shares converted is 10,000,000. Accordingly, each Holder that validly elected to convert Convertible Preferred shares on the Optional Conversion Cutoff Date will have its shares of Convertible Preferred converted on a pro rata basis using a factor of approximately 0.3752 shares converted for each share validly tendered for Optional Conversion, subject to rounding. Any shares of Convertible Preferred not converted will be returned to the Holder.

•
Each share of Convertible Preferred converted as of the Optional Conversion Cutoff Date as described above will be converted into approximately 0.9994 shares of Common Stock (NASDAQ: AAL), subject to rounding.

•
To effectuate an Optional Conversion for shares of Convertible Preferred not accepted for conversion, a Holder must submit a new Conversion Notice with respect to such shares in a subsequent Conversion Period. The second Conversion Period will commence on Jan. 14, 2014.

•	This notice constitutes an Optional Conversion Cutoff Notice for purposes of the Certificate of Designations.

Additional Information and Where to Find It
For questions about distributions under the Plan, please visit www.amrcaseinfo.com.

For information about American Airlines Group Inc., including financial information, corporate governance and its SEC filings, please visit www.aa.com/investorrelations.

About American Airlines Group
American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to 339 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. American’s AAdvantage and US Airways Dividend Miles programs allow members to earn and redeem miles for travel and everyday purchases as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. American is a founding member of the oneworld® alliance, whose members and members-elect serve 981 destinations with 14,244 daily flights to 151 countries. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines and follow US Airways on Twitter @USAirways and on Facebook.com/USAirways.
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